QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Advanced Enterprises Solutions, Inc.

We consent to incorporation by reference in the registration statement (No. 333-     ) on Form S-3 of MSC.Software Corporation of our report dated March 30, 2001, except for Note 8 which is as of May 2, 2001, relating to the consolidated balance sheet of Advanced Enterprise Solutions, Inc. and subsidiaries as of December 31, 2000, and 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2000 which report appears in the Proxy Statement of MSC.Software Corporation dated June 15, 2001 and to the reference to our firm under the headings "Experts" and "AES Selected Financial Data" in the Form S-3.

                              /s/ KPMG LLP

Costa Mesa, California
June 21, 2001

QuickLinks

CONSENT OF INDEPENDENT AUDITORS